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                             LEASE MODIFICATION AGREEMENT


    This Lease Modification Agreement is made and entered into this 30th day of September, 1996, between ANTHONY P. KEDROWSKI (the "Lessor") and DECORATOR INDUSTRIES, INC., a Pennsylvania corporation licensed to do business as a foreign corporation in Wisconsin (the "Lessee").

                                 W I T N E S S E T H:

    WHEREAS, Lessor is the owner of certain real property located in Clark County, Wisconsin, of which Lessee is presently a tenant under Lease Agreement dated December 31, 1983, and Assignment thereof from Liberia Manufacturing Corporation effective October 1, 1985, as modified by a Lease Modification Agreement dated May 20, 1988 (the "Lease"); and

    WHEREAS, Lessee has requested Lessor to promptly build an addition to said premises for additional storage space increasing the size of the building not less than 2,400 square feet (the "Addition"), which Lessor has agreed to do upon the terms and conditions hereafter set forth.

    NOW, THEREFORE, in consideration of the foregoing recitals, of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

    1. Lessor will, at his sole cost and expense, proceed promptly to construct an Addition containing not less than 2,400 square feet to the said premises, which does not provide for heat or electricity except for minimal lighting, to be built in accordance with the plans
         and specifications attached hereto and made a part hereof.   The
         materials and workmanship to be incorporated in the Addition are to be new and of first quality. The Addition shall become part of the leased premises.

    2. The Lessor agrees to complete the Addition in accordance with this Lease Modification Agreement and the plans and specifications on or before December 1, 1996, to the satisfaction of the Lessee ("Full Completion").

    3. Upon the first day of the month following Full Completion of the Addition, Lessee shall pay to Lessor as rent for said leased premises the sum of $4,316.67 per month and the sum of $4,316.67 on or before the first day of each and every consecutive month thereafter during the term of this Lease Modification Agreement.


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                                                               Exhibit 10H.2
    4. The Term of this Lease Modification shall be for ten (10) years commencing December 1, 1996 or the first day of the month following full completion of the Addition to the satisfaction of Lessee.

    5. In the event the Lessee provides written notice to Lessor that it requires heat and electricity in the Addition suitable for its manufacturing operations, the Lessor shall promptly provide same at its sole cost and expense.

    6. After the premises have been fully assessed for real estate tax purposes to include the Addition, Lessee shall pay to Lessor within ninety (90) days following submission of paid bills therefore, all increases in annual real estate taxes on the leased premises in excess of $8,200.

    7. During the construction of the Addition, Lessor shall do all things necessary to permit Lessee to have the complete and full enjoyment of the leased premises without disruption, dust or dirt affecting Lessee's inventory or property or any other obstruction or hindrance whatsoever.

    8. Except as modified hereby, the Lease shall continue in full force and effect. In addition to any other obligation which Lessor has to repair in the Lease, Lessor shall be obligated to make all replacements or repairs to the Addition.


    IN WITNESS WHEREOF, the parties have caused these presents to be signed and sealed the day and year first above written.


WITNESS:

                                  /s/ Anthony P. Kedrowski (SEAL)
-----------------------------     -------------------------------
                                     Anthony P. Kedrowski


ATTEST:                           DECORATOR INDUSTRIES, INC.


                                  By /s/ William A. Bassett
-----------------------------        ----------------------------
    Secretary                                President


         (SEAL)